SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2005

(Date of Report)

(Date of Earliest Event Reported)

Central European Distribution Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24341	54-1865271
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (610) 660-7817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2005, we entered into a purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for the private placement of 3,360,000 shares of our common stock at a purchase price of $34.69 per share (the “Offering”), for gross proceeds of $116,558,400. The per share price represents a 7% discount to the trailing 15-day closing average share price per share. The closing of the Offering is subject to the consummation of our acquisition from the State Treasury of the Republic of Poland of 61% of the outstanding shares of Polmos Bialystok S.A. (the “Bialystok Acquisition”), the second largest vodka producer in Poland.

Pursuant to the Purchase Agreement, each Investor has agreed, within one business day of the date thereof, to deposit the aggregate purchase price for the shares of common stock to be purchased by such Investor into an escrow account established with an escrow agent for such purpose. Upon satisfaction or waiver of all conditions to closing of the Offering, the escrow agent will release all escrowed funds to the Company, with any investment income to be distributed to the Investors. If the Offering has not closed on or prior to November 30, 2005, or if the Purchase Agreement has been otherwise terminated in accordance with its terms, then the escrow agent will release to each Investor the aggregate purchase price deposited by such Investor into the escrow account, plus any investment income thereon.

As a condition precedent to the closing of the Offering, our executive officers William V. Carey, Evangelos Evangelou and Chris Biedermann (the “Officers”), shall execute and deliver a lock-up agreement pursuant to which, without our prior written consent and the prior written consent of the placement agents for the Offering, during the period (the “Lock-Up Period”) commencing on the date of the Purchase Agreement and continuing to and including the later of (i) the 90th day following the closing date of the Offering or (ii) the effectiveness of the registration statement to be filed by us pursuant to the Registration Rights Agreement, dated as of August 3, 2005, by and among us and the Investors (the “Registration Rights Agreement”), the Officers will not, and will cause any of their respective spouses, immediate family members or affiliates not to, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), give, donate or otherwise dispose of, any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially by the Officers, or publicly announce an intention to do any of the foregoing; provided that the Officers may sell shares of our common stock pursuant to a written plan established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, prior to the date of such lock-up agreement.

Under the Purchase Agreement, we are similarly restricted in our ability to issue our securities during the Lock-Up Period, except that such lock-up shall not apply to the issuance of shares by us in connection with the Bols Acquisition and to issuances by us in connection with (i) our stock option plans, (ii) conversions, exercises or exchanges of our warrants, options, securities or other rights to acquire shares of our capital stock, (iii) acquisitions by us or joint ventures or other strategic relationships entered into by us, provided that the fair market value of shares issued in connection with each such acquisition, joint venture or other strategic relationship may not exceed $10 million.

Under the Registration Rights Agreement, we are obligated to file with the SEC, promptly following the closing date of the Bialystok Acquisition, but in no event following the later of (i) five business days after such closing date or (ii) September 19, 2005, a registration statement on Form S-3 covering the resale of the shares of common stock to be issued to the Investors pursuant to the Purchase Agreement. We have agreed to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable following filing, but in no event later than November 11, 2005.

The foregoing description does not purport to be a complete description of the terms of the Purchase Agreement or the Registration Rights Agreement. Such description is qualified in its entirety by the terms of the Purchase Agreement and the Registration Rights Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.02. Results of Operations and Financial Condition.

On August 3, 2005, we issued a press release announcing our preliminary financial results for the quarter ended June 30, 2005, and announced net sales and earnings per share guidance for the year ending December 31, 2006. A copy of the press release is attached as Exhibit 99.1.

The information under Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filings.

Item 3.02. Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, on August 3, 2005, we entered into the Purchase Agreement with the Investors for the sale, at the closing of the transactions contemplated by the Purchase Agreement, of 3,360,000 shares of our common stock at a purchase price of $34.69 per share, for gross proceeds of $116,558,400.

The Offering was made in reliance upon the exemption from registration provided for in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the Investors represented to us that it is an accredited investor, as defined by Rule 501 promulgated under the Securities Act, and certificates representing purchased shares of common stock issued in connection with the Offering will contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Form of Purchase Agreement dated as of August 3, 2005 by and among Central European Distribution Corporation and the Investors signatory thereto.

10.2	Form of Registration Rights Agreement dated as of August 3, 2005 by and among Central European Distribution Corporation and the Investors signatory thereto.

99.1	Press release dated August 3, 2005 entitled, “Central European Distribution Corporation Arranges for $116.6 Million Private Placement of Common Stock; Announces Pro Forma 2006 Guidance and Announces Preliminary Second Quarter 2005 Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2005	Central European Distribution Corporation

	By:	/s/ James Archbold
	Name:	James Archbold
	Its:	Secretary